UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 30, 2010

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                  Regulation FD.

As discussed in Item 8.01 below, on August 29, 2010, the Board of Directors of Hewlett-Packard Company (“HP”) authorized an additional $10.0 billion for future repurchases of its outstanding shares of common stock.  HP’s press release announcing the additional share repurchase authorization is furnished herewith as Exhibit 99.1.  The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01.                  Other Events.

On August 29, 2010, the Board of Directors of HP authorized an additional $10.0 billion for future repurchases of its outstanding shares of common stock.  HP intends to use the additional authorization to repurchase its shares from time to time to offset the dilution created by shares issued under employee stock plans and to repurchase shares opportunistically.  During its third fiscal quarter ended July 31, 2010, HP repurchased approximately $2.6 billion worth of its shares in open market repurchase transactions.  As of July 31, 2010, HP had approximately $4.9 billion of repurchase authorization remaining under the $8.0 billion repurchase authorization approved by the Board of Directors in November 2009.

Item 9.01.                  Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Text of HP’s press release, dated August 30, 2010, entitled “HP Board Authorizes Additional $10 Billion for Share Repurchases” (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: August 30, 2010	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of HP’s press release, dated August 30, 2010, entitled “HP Board Authorizes Additional $10 Billion for Share Repurchases” (furnished herewith).